Exhibit 10.2

FOIA CONFIDENTIAL TREATMENT REQUEST BY
INVENTERGY GLOBAL, INC.
IRS EMPLOYER IDENTIFICATION NUMBER 62-1482176

***CONFIDENTIAL TREATMENT REQUESTED*** Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

THIRD AMENDMENT TO AMENDED AND RESTATED REVENUE SHARING AND NOTE PURCHASE AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED REVENUE SHARING AND NOTE PURCHASE AGREEMENT (this "Third Amendment") is dated as of March 1, 2016 among Inventergy Global, Inc., a Delaware corporation ("Parent"), Inventergy, Inc. ("Owner'', and, collectively, the "Company"), DBD Credit Funding, LLC as collateral agent (the "Collateral Agent"), and the Revenue Participants and Note Purchasers (collectively, the "Purchasers") thereto, and amends that certain Amended and Restated Revenue Sharing and Note Purchase Agreement between the Company, the Collateral Agent and the Purchasers originally dated as of October 1, 2014 and amended and restated as of February 25, 2015, and further amended as of October 30, 2015 and as of November 30, 2015 (such Agreement, as amended hereby and as may be further amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"). Capitalized terms used and not otherwise defined in this Third Amendment shall have the meanings specified in the Agreement.

WHEREAS, the Company has requested (i) that no amortization payments shall be due and payable on the last Business Day of February 2016, March 2016, April 2016 and May 2016, and (ii) that the Liquidity maintenance requirement of not less than One Million Dollars ($1,000,000) be reduced to a requirement of not less than Two Hundred Thousand Dollars ($200,000) for the period February 1, 2016 through June 30, 2016; and

WHEREAS, the Purchasers are prepared to agree to the Company's requests, subject to certain adjustments being effected to the allocation of Monetization Revenues as detailed herein, and subject to the other terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. The Agreement shall be amended as follows:

1.1.     Amortization.  Section 2.2.4.3 of the Agreement shall be amended by adding the following proviso to the end of such Section:

"provided, that notwithstanding the foregoing, no amortization payments will be due and payable on the last Business Day of February 2016, March 2016, April 2016, and May 2016."

1.2.	Adjusted Waterfall. Section 2.9 shall be amended and restated as follows:

"2.9     Proceeds of Patent Monetization. Notwithstanding any other provision of this Agreement, including, without limitation, Section 2.2.4.4 and Section 2.3 which are superseded by this Section 2.9, in the event of a sale or license whether exclusive or non exclusive, of all or a portion of the Patents or any other transaction that gives rise to Monetization Revenues (each a "Patent Realization Event") the proceeds of any such transaction, as and when received by the Company, shall be applied as follows:

i)     100% of the Patent Realization Event Net Proceeds from any such transaction shall be applied to the Note Obligations (which shall include any principal, interest, termination fees, legal fees or other expenses of the Collateral Agent in connection with such transaction) until paid in full; provided, that notwithstanding the foregoing, only 61.7% of any Patent Realization Event Net Proceeds received from *** shall be required to be applied to the Note Obligations.

ii)    Following the payment in full of the Note Obligations, 75% of the remaining Patent Realization Event Net Proceeds shall be applied to the Revenue Stream until the amount applied to the Revenue Stream pursuant to this clause (ii) totals $5 million.

iii)     Following the application of $5 million to the Revenue Stream pursuant to clause (ii), 50% of the remaining Patent Realization Event Net Proceeds shall be applied to the Revenue Stream until the amount applied to the Revenue Stream pursuant to this clause (iii) totals $6,284,538.

For purposes of this Section 2.9, the "Patent Realization Event Net Proceeds" of a transaction, shall mean the total gross Monetization Revenues of such transaction, less the following (i) any brokers' commissions that have been approved, in advance, by the Collateral Agent, (ii) the Company's reasonable documented legal fees and expenses directly related to such transaction; provided, for the avoidance of doubt, that no legal fees or expenses incurred prior to December 1, 2015 shall be deducted from such gross proceeds, less (iii) solely in the case of a Patent Sale of the Panasonic and Huawei Patents, Contractual Obligations of the Company to certain third parties as detailed below. Specifically, in the case of Panasonic patents, such third party Contractual Obligations consist of 20% of gross transaction proceeds owed to Panasonic, 2% of "*** Net Monetization Revenues" owed to *** (with such term defined in the agreement between the Company and ***), and 4% of "***Net Monetization Revenues", up to a pre-determined limit, owed to *** (with such term defined in the engagement letter between the Company and ***). In the case of Huawei patents, such third party Contractual Obligations consist of 20% of "Huawei Net Monetization Revenues" owed to Huawei (with such term defined in the Patent Purchase Agreement between the Company and Huawei), 10% of gross transaction proceeds, up to a pre-determined limit, owed to ***, 2% of "***Net Monetization Revenues" owed to *** (with such term defined in the agreement between the Company and ***), and 4% of "***Net Monetization Revenues", up to a pre-determined limit, owed to *** (with such term defined in the engagement letter between the Company and ***).

By way of illustration, assuming (i) that the gross proceeds of a sale of some or all of the Panasonic Patents totals $50,000,000, (ii) that the broker's commission is owed pursuant to the ***, (iii) that the Note Obligations (including expenses of the Collateral Agent) total $10,906,465 as of such date, which consist of $10,052,500 of principal outstanding and $853,965 of termination fees (PIK interest has been excluded for this example only), (iv) that the legal fees and disbursements of the Company in connection with such transaction totals $100,000, and (v) that allowable deductible expenses for purposes of calculating third party Contractual Obligations under the Company's agreements with third parties are $2,000,000 in all cases, then the proceeds of such sale shall be distributed as follows:

$50,000,000 would generate a commission due to *** under the *** of (0.1 x $1,000,000) + (0.075 x $4,000,000) + (0.05 x $45,000,000) = $2,650,000.

Patent Realization Event Net Proceeds would be calculated as:

Gross Proceeds	$50,000,000
Less *** fees	$(2,650,000)
Less Company legal fees	$(100,000)
(Note: Contractual Obligations to *** if this was a Huawei!Nokia sale would be 10% of gross transaction proceeds up to a total of approx.. $1,600,000 based on previously deferred legal billings))
Less Contractual Obligation to Panasonic	$(10,000,000)
Less Contractual Obligation to ***	$(960,000)
(Or to *** if this was a Huawei/Nokia sale)
Less Contractual Obligation to ***	$(336.600)
Net Proceeds	$35.953.400

i) $10,906,465 is applied to the Note Obligations, leaving $25,046,935 of Patent Realization Event Net Proceeds;

ii) Of the next $6,666,667 in Patent Realization Event Net Proceeds, $5,000,000 is applied to the Revenue Stream and $1,666,667 to the Company, leaving $18,380,268 in remaining Patent Realization Event Net Proceeds;

iii) Of the remaining $18,380,268, $6,284,538 is applied to the Revenue Stream, leaving $12,095,730, which will be paid to the Company.

The result of the foregoing distribution of $50,000,000, after payment of $2,750,000 in transaction expenses, is a total of $22,191,003 being paid to the Purchasers, $13,762,397 being paid to the Company, and $11,296,600 being paid to satisfy third party Contractual Obligations."

1.3. Minimum Liquidity. Section 6.10 of the Agreement shall be amended and restated as follows:

"6.l 0 Minimum Liquidity. The Company shall maintain not less than (x) One Million Dollars ($1,000,000) in unrestricted cash and Cash Equivalents ("Liquidity") from the Closing Date through November 1, 2015 and from after July 1, 2016, and (y) Two Hundred Thousand Dollars ($200,000) in Liquidity from March l, 2016 through June 30, 2016, in each case not including amounts on deposit in the Cash Collateral Account except to the extent the Company is entitled to such amounts, and shall provide weekly certifications demonstrating the Company's Liquidity."

Section 2. Effectiveness.

The effectiveness of this Third Amendment is subject to:

1.     the receipt by the Collateral Agent of the following: (i) fully executed copies of this Third Amendment and (ii) an officer's certificate from an Authorized Officer of the Company certifying that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof in all material respects, and that there exists no Default or Event of Default, after giving effect to this Third Amendment; and

2.     the Company's payment of all fees and expenses (including attorneys' fees) to the extent invoiced on or before the date hereof (including, without limitation, reasonable fees and disbursements of Ropes & Gray LLP) incurred by the Collateral Agent in connection with the preparation, negotiation, execution and delivery of this Third Amendment or otherwise owing under the Agreement; provided, that the Company agrees to promptly pay any additional such amounts invoiced following the effectiveness of the Third Amendment.

Section 3. Miscellaneous. Except as specifically amended or waived above, the Agreement and the other Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Agreement or any Document, nor constitute a waiver of any provision of the Agreement or any Document, except as specifically provided by this Third Amendment. This Third Amendment is a Document, and a part of the Agreement, for all purposes of the Agreement. This Third Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a "PDF' file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Third Amendment are for reference only and shall not affect the construction of this Third Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

Revenue Participant:

CF DB EZ LLC

/s/ Marc K. Furstein
By:	MARC K. FURSTEIN
Title:	CHIEF OPERATING OFFICER

Note Purchaser:

Drawbridge Special Opportunities Fund LP
By: Drawbridge Special Opportunities GP LLC, its general partner

/s/ Marc K. Furstein
By:	MARC K. FURSTEIN
Title:	CHIEF OPERATING OFFICER

[Signature Page to Third Amendment]

Collateral Agent:

DBD Credit Funding LLC

/s/ Marc K. Furstein
By:	MARC K. FURSTEIN
Title:	CHIEF OPERATING OFFICER

[Signature Page to Second Amendment]

Company:

INVENTERGY GLOBAL, INC.

3/25/16

By:	Joseph W. Beyers
Title:	Chief Executive Officer and Chairman

INVENTERGY, INC.

By:	Joseph W. Beyers
Title:	Chief Executive Officer and Chairman

[Signature Page toThird Amendment]